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                                                                     Exhibit 8.1

                       Subsidiaries of DRAXIS Health Inc.


                                                                                             OTHER NAMES UNDER WHICH
SUBSIDIARY                               JURISDICTION OF INCORPORATION                       SUBSIDIARY IS DOING
----------                               -----------------------------                       BUSINESS
                                                                                             -----------------------

DRAXIMAGE Inc.                           Canada (CBCA)

DRAXIS Pharma Inc.                       Canada (CBCA)                                       DPI

Deprenyl Animal Health, Inc.             State of Louisiana                                  DAHI

DAHI LLC                                 State of Delaware

DAHI Nevada Inc.                         State of Nevada

DRAXIS U.S. Inc.                         State of Delaware

DAHI Animal Health (New Zealand)         New Zealand (Companies Act 1993 as a limited
  Pty Limited                            liability company)

DAHI Animal Health (UK) Limited          England and Wales (Companies Act 1985 as a
                                         private limited company)

DRAXIMAGE LLC                            State of Delaware